UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

Gresham Worldwide, Inc.

(Exact name of Registrant as Specified in Its Charter)

California	001-14605	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 E. Indian School Rd, Suite 540
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 457 6667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.02 Termination of Material Definitive Agreement.

On August 15, 2024, Gresham Worldwide, Inc. (the “Company”) received notice from Ault Disruptive Technologies Corporation, a Delaware corporation (the “Acquiror”) of the termination of the Agreement and Plan of Merger (the “Merger Agreement”) entered into on June 23, 2024, by and among the Acquiror, the Company and ADRT Merger Sub, Inc., a Delaware corporation. The notice stated that the Company’s action described in Item 1.03 below constitutes a Terminating Company Breach. Subject to Section 11.02 of the Merger Agreement, the Acquiror terminated the Merger Agreement pursuant to Section 11.01(b)(i) of the Merger Agreement, effective immediately. The material terms of the Merger Agreements are summarized in the Company’s previous Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 27, 2024, which descriptions are incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

On August 14, 2024, the Company filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code for the District of Arizona.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(b)

On August 12, 2024, the Company received a Notice of Event of Default; Event of Default Redemption Notice (the “Notice”) in reference to those Senior Secured Convertible Notes (the ‘Senior Note”) in the principal amounts of $2,000,000 each dated October 11, 2023 issued by the Company to Walleye Opportunities Master Fund Ltd and Arena Investors, LP (“Arena”, and together, the “Investors”). The Company was previously notified by Arena pursuant to those certain letters dated April 26, 2024 and June 6, 2024, each entitled “Notice of Events of Default; Reservation of Rights”, that the Subject Defaults and the Additional Defaults (collectively, the “Specified Defaults”) have occurred and are continuing under the Transaction Documents. The Notice alleged such Specified Defaults have occurred and are continuing constituting Events of Default under the Senior Notes. The Notice claimed all indebtedness outstanding in respect to each Senior Note is currently due and payable and the Investors demand its immediate payment and redemption in full at the Event of Default Redemption Price (as defined in the Senior Note).

Interest, Late Charges, fees and expenses continue to accrue in accordance with the terms of the Senior Note and the other Transaction Documents.

Arena, as the collateral agent and administrative agent with respect to the Senior Notes, and the other Transaction Documents continues to reserve all rights, remedies and powers and nothing herein shall or be deemed to waive, limit, modify, prejudice, or otherwise adversely affect any such rights, remedies or powers under the Transaction Documents, by statute, at law or in equity.

The material terms of the Senior Notes are summarized in the Company’s previous Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 17, 2023, which descriptions are incorporated herein by reference.

Arena has sued the Company in the New York County Supreme Court, State of New York arising from the Specified Defaults under its Senior Note. The Company is defending the litigation and alleges that the Arena Senior Note is usurious and unenforceable. The action taken in Item 103 above was as a result of a non-judicial foreclosure sale Arena as collateral agent had scheduled for August 15, 2024, which sale has been stayed as a result of the filing of the petition.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2024, the Company received a notification from Arena for releasing and implementing the Resignation Letter (as defined in the Senior Note) in accordance with Section 4(d) of the Senior Note. The Resignation Letter provided for the resignation of Jonathan Read as the Company’s Chief Executive Officer and as a director upon certain Events of Default (as defined in the Senior Note), effective upon release and implementation. The material terms of the Senior Note and Resignation Letter are summarized in the Company’s previous Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 17, 2023, which descriptions are incorporated herein by reference.

On August 13, 2024, the Company’s Board of Directors reappointed Jonathan Read as the Company’s Chief Executive Officer, effective immediately, and as a director following the meeting of the Board of Directors held that day. Mr. Read was not appointed pursuant to any arrangement or understanding with any person, and Mr. Read does not have any family relationships with any directors or executive officers of the Company. Mr. Read’s biography is disclosed in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 15, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRESHAM WORLDWIDE, INC.

Date:	August 16, 2024	By:	/s/ LUTZ HENCKELS
Name: Lutz Henckels Title: Chief Financial Officer